UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/13/2012

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 13, 2012, the United Stated District Court, Eastern District of Pennsylvania issued a preliminary approval order preliminarily approving the Stipulation and Agreement of Settlement (the "Settlement") that Nutrisystem, Inc. (the "Company") entered into with the plaintiffs in two previously disclosed lawsuits (Docket Nos. 2:11-cv-05036-PD (United Stated District Court, Eastern District of Pennsylvania ) and 2011-24985-0 (Court of Common Pleas, Montgomery County, Pennsylvania)) relating to the 2010 compensation of certain executive officers of the Company. The Settlement requires the Company to notify its stockholders of the Settlement and the preliminary approval order by inclusion of a Notice of Pendency and Proposed Settlement of Shareholder Actions (the "Notice") as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission. Accordingly, a copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Settlement is subject to the final approval of the court.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description

99.1        Notice of Pendency and Proposed Settlement of Shareholder Actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: September 21, 2012	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Notice of Pendency and Proposed Settlement of Shareholder Actions.